Exhibit 99.1

Netcapital Reports Second Quarter Fiscal 2026 Financial Results and Provides Corporate Update

●	Expands offering beyond traditional securities
●	Enhanced platform to enable private companies to raise capital on-line utilizing cryptocurrency and blockchain financing
●	Newly appointed CEO Rich Wheeless to host business update conference call tomorrow at 10:00 a.m. ET

BOSTON, MA, Dec. 15, 2025 (GLOBE NEWSWIRE) — Netcapital Inc. (Nasdaq: NCPL, NCPLW, Netcapital) (the “Company”), a digital private capital markets ecosystem, today announced financial results and provided corporate highlights for the second quarter of fiscal 2026 ended October 31, 2025. In addition, management plans to host a business update conference call tomorrow, December 16, 2025, at 10:00 a.m. ET.

“Our platform serves the fundamental need for emerging private companies to quickly and easily access capital to fund their business plans,” said Rich Wheeless, Netcapital’s Chief Executive Officer. “We plan to offer cryptocurrency and blockchain financing in addition to traditional securities, which we believe will attract new clients seeking alternative funding sources as well as expand the base of investors to include those seeking to invest their crypto holdings.”

“Our recent strategic asset acquisition of Rivetz solidifies our ability to participate in the long-term growth of compliant blockchain-based digital assets, which we expect to drive a more diversified revenue stream going forward. Given the size and anticipated expansion of the tokenized asset market, we are excited about the future growth potential for Netcapital and believe that we are well positioned to execute on our plan. In summary, we are focused on becoming a leader in emerging retail opportunities for tokenized commodities, helping our client companies succeed, while creating significant value for Netcapital shareholders,” added Wheeless.

Second Quarter Fiscal 2026 Financial Highlights:

●	Total revenues were $51,076, compared to $170,528 in the prior-year quarter, primarily reflecting lower funding portal activity.
●	Operating loss was $2,119,457, compared to an operating loss of $2,202,431 in the year ago period.
●	Net loss was ($0.44) per basic and diluted share, compared to a net loss of ($2.34) per basic and diluted share in the year ago period.
●	Cash and cash equivalents at October 31, 2025 of $1,684,188, up from $289,428 at April 30, 2025.

Subsequent Event:

●	On December 3, 2025, the Company closed an Asset Purchase with Rivetz Corp. to acquire substantially all of Rivetz’s assets related to its “Rivetz Network”, which develops technology combining hardware-based cybersecurity with blockchain services for mobile and other computing devices.

Conference Call Information

The Company will host an investor conference call on Tuesday, December 16, 2025, at 10:00 a.m. ET.

Participant access: 844-985-2012 or 973-528-0138

Conference entry code: 342839

For additional disclosure regarding Netcapital’s operating results, please refer to the Quarterly Report on Form 10-Q for the three-month period ended October 31, 2025, which has been filed with the Securities and Exchange Commission.

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The Company’s funding portal, Netcapital Funding Portal, Inc. is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association. The Company’s broker-dealer, Netcapital Securities Inc., is also registered with the SEC and is a member of FINRA.

Forward Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815
ir@netcapital.com

NETCAPITAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2025 (Unaudited)	April 30, 2025 (Audited)
Assets:
Cash and cash equivalents	$1,684,188	$289,428
Accounts receivable, net	12,471	78,649
Other receivables	11,041	-
Prepaid expenses	298,907	31,535
Total current assets	2,006,607	399,612

Deposits	6,300	6,300
Notes receivable - related parties	50,000	50,000
Purchased technology, net	17,519,791	14,697,529
Equity securities at fair value	5,856,700	5,748,050
Total assets	$25,439,398	$20,901,491

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,277,326	$2,941,108
Accrued expenses	199,717	269,971
Deferred revenue	300	330
Interest payable	105,133	100,797
Short-term promissory notes	-	263,437
Current portion of SBA loans	1,889,960	1,885,800
Loan payable - bank	34,324	34,324
Total current liabilities	3,506,760	5,495,767

Long-term liabilities:
Long-term SBA loans, less current portion	495,840	500,000
Total liabilities	4,002,600	5,995,767

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $.001 par value; 900,000,000 shares authorized, 4,917,899 and 2,192,226 shares issued and outstanding	4,918	2,192
Shares to be issued	-	200,000
Capital in excess of par value	55,025,183	42,525,294
Retained earnings (deficit)	(33,593,303)	(27,821,762)
Total stockholders’ equity	21,436,798	14,905,724
Total liabilities and stockholders’ equity	$25,439,398	$20,901,491

NETCAPITAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	October 31, 2025	October 31, 2024	October 31, 2025	October 31, 2024

Revenues	$51,076	$170,528	$241,134	$312,755
Cost of revenues	1,877	19,781	9,286	30,001
Gross profit	49,199	150,747	231,848	282,754

Costs and expenses:
Consulting expense	88,635	79,645	160,686	177,026
Rent	21,300	19,442	44,152	38,558
Payroll and payroll related expenses	856,433	749,701	2,649,883	1,886,294
General and administrative costs	1,202,288	1,504,390	2,782,232	2,891,544
Total costs and expenses	2,168,656	2,353,178	5,636,953	4,993,422
Operating income (loss)	(2,119,457)	(2,202,431)	(5,405,105)	(4,710,668)

Other income (expense):
Interest expense	(12,204)	(9,601)	(48,271)	(20,065)
Interest income	11,041	400	11,041	800
Amortization of intangible assets	(8,869)	(8,869)	(17,738)	(17,738)
Unrealized gain on equity securities	-	-	44,945	-
Accretion on short-term notes	-	-	(356,413)	-
Total other income (expense)	(10,032)	(18,070)	(366,436)	(37,003)
Net income (loss) before taxes	(2,129,489)	(2,220,501)	(5,771,541)	(4,747,671)
Income tax expense (benefit)	-	-	-	-
Net income (loss)	$(2,129,489)	$(2,220,501)	$(5,771,541)	$(4,747,671)

Basic earnings (loss) per share	$(0.44)	$(2.34)	$(1.50)	$(6.58)
Diluted earnings (loss) per share	$(0.44)	$(2.34)	$(1.50)	$(6.58)

Weighted average number of common shares outstanding:
Basic	4,810,381	947,459	3,841,880	721,389
Diluted	4,810,381	947,459	3,841,880	721,389